UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

NUWELLIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

, 2025

To our Stockholders:

We cordially invite you to attend our 2025 annual meeting of stockholders, which will be held on May 20, 2025, at 2:00 p.m. U.S. Central Time, as a virtual meeting at https://web.viewproxy.com/nuwe/2025 where you will be able to listen to the meeting live, view the list of stockholders entitled to vote at the meeting, submit questions and vote online. We believe that a virtual meeting of stockholders provides greater access to those who may want to attend and, therefore, have chosen this method for our Annual Meeting over an in-person meeting. The business to be conducted at the annual meeting is set forth in the attached Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your continued support of Nuwellis, Inc.

Sincerely,

John L. Erb

Interim President, Chief Executive Officer, and
Chairman of the Board of Directors

Corporate Headquarters
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200

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NUWELLIS, INC.
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Our 2025 annual meeting of stockholders will be held on Tuesday, May 20, 2025, at 2:00 p.m. U.S. Central Time, as a virtual meeting at https://web.viewproxy.com/nuwe/2025 to conduct the following items of business:

●	Proposal 1 – To elect two Class III directors named in the accompanying proxy statement, each to serve for a three-year term or until his successor has been duly elected and qualified.
●	Proposal 2 – To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal.
●	Proposal 3 – To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2025.
●	Proposal 4 – To authorize one or more adjournments of the annual meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 2 described above.

We intend to transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only holders of our common stock at the close of business on March 25, 2025, the record date, are entitled to receive this notice and to attend and vote at the annual meeting. For ten days prior to the meeting, a complete list of stockholders will be available during regular business hours at our principal executive office, 12988 Valley View Road, Eden Prairie, Minnesota 55344. A stockholder may examine the list for any legally valid purpose related to the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS 2, 3 AND 4.

Your vote is extremely important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting virtually, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

YOU ARE RESPECTFULLY REQUESTED BY THE BOARD TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU GRANT A PROXY, YOU MAY REVOKE IT AT ANY TIME PRIOR TO THE MEETING OR VOTE AT THE MEETING. IF YOU RECEIVED THIS PROXY STATEMENT IN THE MAIL, A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. THIS WILL NOT PREVENT YOU FROM VOTING AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

By Order of the Board of Directors,

Neil P. Ayotte
Secretary
, 2025
Eden Prairie, Minnesota

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TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	8
PROPOSAL 1 – ELECTION OF DIRECTORS	12
Board of Directors	12
Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board	12
Director Background and Qualifications	13
Director Independence	16
BOARD MATTERS	16
The Board of Directors	16
Board Diversity Matrix for Nuwellis, Inc. as of April 1, 2025	18
Board Committees	18
Corporate Governance	21
Director Compensation	22
Stockholder Communication with the Board	23
EXECUTIVE OFFICERS	23
NAMED EXECUTIVE OFFICER COMPENSATION TABLES	24
Summary Compensation Table for 2024 and 2023	24
Outstanding Equity Awards at Fiscal Year-End 2024	27
Potential Payments Upon Termination or Change in Control	28
Pay Versus Performance	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	34
AUDIT COMMITTEE REPORT	35
AUDIT COMMITTEE MATTERS	36
Pre-Approval Policies and Procedures	36
Independent Registered Public Accounting Firm Fees	36
PROPOSAL 2 - TO APPROVE AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-5 to 1-FOR-70, TO BE DETERMINED AT THE DISCRETION OF OUR BOARD OF DIRECTORS, WHEREBY EACH OUTSTANDING 5 TO 70 COMMON SHARES WOULD BE COMBINED, CONVERTED AND CHANGED INTO 1 SHARE OF OUR COMMON STOCK, TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS, WHICH SUCH APPROVAL GRANTED TO THE BOARD OF DIRECTORS SHALL BE EFFECTUATED, IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AT ALL, WITHIN TWELVE MONTHS AFTER THE DATE THAT THE COMPANY’S STOCKHOLDERS APPROVE THIS PROPOSAL.	37
PROPOSAL 3 – ADVISORY APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025	46
PROPOSAL 4 – ADJOURNMENT OF ANNUAL MEETING	46
ADDITIONAL MATTERS	47
Availability of 2024 Annual Report to Stockholders	47
Householding	47
Requirements for Submission of Stockholder Proposals and Nominations for 2026 Annual Meeting	47
Solicitation by Board; Expenses	48
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2025	48
APPENDIX A	49

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NUWELLIS, INC. PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2025

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors (the “Board”) of Nuwellis, Inc. (the “Company,” “we,” “us,” and “our”) is soliciting your proxy, as a holder of our common stock, for use at our 2025 annual meeting of stockholders and any adjournment or postponement of such meeting. The 2025 annual meeting will be held on Tuesday, May 20, 2025, at 2:00 p.m. U.S. Central Time, as a virtual meeting at https://web.viewproxy.com/nuwe/2025 where you will be able to listen to the meeting live, view the list of stockholders entitled to vote at the meeting, submit questions and vote online.

The notice of annual meeting, proxy statement and form of proxy was first mailed to stockholders of record on or about April 14, 2025.

What is the purpose of the annual meeting?

At our annual meeting, we will conduct the following items of business:

●	Proposal 1 – To elect two Class III directors named in the accompanying proxy statement, each to serve for a three-year term or until his successor has been duly elected and qualified.
●	Proposal 2 – To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal (the “Reverse Stock Split Proposal”).
●	Proposal 3 – To ratify the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2025.
●	Proposal 4 – To authorize one or more adjournments of the annual meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 2 described above.

We intend to transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the approval of the Reverse Stock Split proposal, FOR the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for 2025, and FOR the authorization for one or more adjournments of the annual meeting to solicit additional proxies in the event there are insufficient votes to approve the Reverse Stock Split Proposal.

We are not aware of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

During or immediately following the annual meeting, management will report on our performance and will respond to appropriate questions from stockholders. Representatives of Baker Tilly will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will answer appropriate questions from our stockholders.

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Except as noted herein, share numbers are provided as of the close of business on March 25, 2025 (the “Record Date”).

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on March 25, 2025, the Record Date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

As of the Record Date we had 4,373,968 shares of common stock outstanding and entitled to vote.

What is the difference between a stockholder of record and a beneficial owner?

Stockholders of Record. If your common shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote online at the annual meeting.

Beneficial Owners. Many of our stockholders hold their common stock through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares online at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee and then register to attend the meeting, as described above. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

May I attend the virtual annual meeting and vote my shares at the meeting?

All of our stockholders are invited to participate in the virtual annual meeting. If you are a registered holder, you may register and log in on the meeting date. For stockholders who hold shares via a broker or bank, to participate in the annual meeting, you must register in advance by 11:59 p.m. on May 17, 2025.

Stockholders of Record. If you are a stockholder of record, you may register at https://web.viewproxy.com/nuwe/2025. To be admitted to the annual meeting and vote your shares, you will log in using your unique link and password provided upon registering. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Beneficial Owners: If you hold your common stock through a broker, bank or other nominee and want to vote such shares during the annual meeting, you must first obtain a valid legal proxy from your broker, bank or other nominee and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank or other nominee to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other nominee, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Alliance Advisors LLC. Requests for registration should be directed to virtualmeeting@viewproxy.com. Written requests can be mailed to:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Attn: Proxy Logistics

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2025.

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You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the annual meeting and vote your shares at https://web.viewproxy.com/nuwe/2025 during the meeting. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Can I vote my shares without attending the annual meeting?

Stockholders of Record. You may vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a stockholder of record, you may also vote by internet or by phone. To vote by internet or by phone, you will need to use the control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Beneficial Owners. If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or other nominee how to vote your shares. You may also have the option to vote your shares via the internet.

Can I change my vote?

Stockholders of Record. You may change your vote at any time before the proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the annual meeting; by submitting a later-dated proxy via internet or phone before 11:59 p.m. U.S. Eastern Time on May 19, 2025; or by voting online at the annual meeting. Your attendance at the virtual annual meeting online will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; telephone: 800-937-5449.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to any matter, will be voted in accordance with the recommendations of the Board on that matter.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable regulations, a broker, bank or nominee has the discretion to vote on routine matters, including the approval of the independent registered public accounting firm. For all other matters at the 2025 annual meeting, brokers and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each proposal.

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How many shares must be present to hold the meeting?

In order for us to conduct the annual meeting, one-third of our outstanding shares entitled to vote as of the Record Date must be present virtually via the internet or by proxy at the meeting. This is called a quorum. Abstentions and broker non-votes will be considered present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal 1 – Election of Directors. The two nominees receiving the highest number of “FOR” votes at the annual meeting will be elected as Class III directors. This is called a plurality. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Proposal 2 – Reverse Stock Split. The affirmative vote of the majority of the votes cast at the annual meeting is required for the approval of the reverse stock split. Abstentions and broker non-votes are not considered votes cast and will have no effect on the vote for this proposal.

Proposal 3 – Ratification of the Appointment of the Independent Registered Public Accounting Firm for 2025. The affirmative vote of holders of a majority of the shares of common stock entitled to vote and present at the annual meeting, virtually via the internet or by proxy, is required to ratify the appointment of Baker Tilly as our independent registered public accounting firm for 2025. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of this proposal.

Although the vote on Proposal 3 is not binding on the Company, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future.

Proposal 4 – Adjournment. The affirmative vote of holders of a majority of the shares of common stock entitled to vote and present at the annual meeting, virtually via the internet or by proxy, is required for any adjournment of the annual meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 2. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter.

Other Matters. If any other matter is properly submitted to the stockholders at the meeting, the required vote will depend on the matter. The Board does not propose to conduct any business at the meeting other than as stated above.

Who will count the votes and where can I find the voting results?

Alliance Advisors, LLC will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with the rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

Who can help answer my other questions?

If you have more questions about the proposals or voting, you should contact Alliance Advisors, LLC, which is assisting us with the proxy solicitation.

The Solicitation Agent for the Annual Meeting is:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Tel: (855) 935-2556

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board currently consists of six directors serving three-year staggered terms. The Board has re-nominated current Class III directors, Messrs. John L. Erb and Gregory D. Waller for new three-year terms.

The two Class III directors to be elected at the annual meeting will hold office until the 2028 annual meeting of stockholders. Each director will serve until a successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The remaining directors are two Class I directors, whose terms expire in 2026, and two Class II directors, whose terms expire in 2027.

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote “FOR” the
election of each of the Class III director nominees.

Board of Directors

The following table sets forth certain information regarding our directors as of March 25, 2025:

Name	Age	Position(s)	Director Class – Term Ending
John L. Erb*	76	Chairman of the Board; Director, Interim Chief Executive Officer and President	Class III – 2025
Maria Rosa Costanzo, M.D.	70	Director	Class II – 2027
Archelle Georgiou, M.D.	62	Director	Class II – 2027
Michael McCormick	63	Director	Class I – 2026
David McDonald	64	Director	Class I – 2026
Gregory D. Waller	75	Director	Class III – 2025

*	On February 23, 2025, Nestor Jaramillo, Jr., the President and Chief Executive Officer of the Company, retired from the Company and John L. Erb was appointed as the Company’s Interim President and Chief Executive Officer.

Our board of directors is currently composed of six members. Our directors are elected for three-year staggered terms. The two Class III directors, if re-elected, will hold office until the 2028 annual meeting of stockholders. The two Class I directors will hold office until the 2026 annual meeting of stockholders. The two Class II directors will hold office until the 2027 annual meeting of stockholders.

Our executive officers are elected by our board of directors and hold office until removed by the board of directors, and until their successors have been duly elected and qualified or until their earlier resignation, retirement, removal, or death.

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Nominating and Corporate Governance Committee of the Board is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our business and the then-current membership on the Board. The Nominating and Corporate Governance Committee and the Board review and assess the continued relevance of and emphasis on these factors as part of the Board’s annual self- assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee the Company’s activities.

We believe our directors have an appropriate balance of knowledge, experience, attributes, skills and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of our stockholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (i) the highest ethical character, integrity and shared values with the Company, (ii) relevant expertise upon

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which to be able to offer advice and guidance to management, (iii) sound business judgment, and (iv) sufficient commitment and availability to effectively carry out a director’s duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the Nominating and Corporate Governance Committee’s conclusion that each director and nominee should continue to serve on the Board.

●	Industry Experience. We are an early-stage medical device company focused on commercializing our Aquadex SmartFlow® system. Experience in the medical device industry is useful in understanding our business strategy, the regulatory environment we face within the United States and abroad and our primary competitors.
●	Senior Leadership Experience. Directors who have served in senior leadership positions can provide experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational and policy issues at a senior level.
●	Financial and Accounting Expertise. Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes can assist our directors in understanding, advising, and overseeing our capital structure, financing activities, financial reporting, and internal control of such activities. The Company also strives to have at least one director who qualifies as a financial expert under SEC rules.
●	Public Company Board Experience. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the chief executive officer and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, governance and compliance-related matters.
●	Business Development and Mergers and Acquisitions Experience. Directors who have background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of “fit” with the Company’s culture and strategy, the valuation of transactions, and management’s plans for integration with existing operations.

Director Background and Qualifications

John L. Erb  has served as a director of the Company since September 2012, as chairman of our Board since October 2012 and as Interim President and Chief Executive Officer since February 2025. Previously, Mr. Erb served as president and chief executive officer from November 2015 to January 2021. He was executive chairman of the board (during 2007) and chief executive officer (from 2001 to 2006) of the previous owner of the Aquadex™ system, which was then known as CHF Solutions, Inc., a medical device company involved in the development, manufacturing and distribution of devices to treat congestive heart failure. Mr. Erb previously served as chief executive officer (from 2007 to 2020) of NuAx, Inc. (formerly Cardia Access, Inc.), a medical device company involved in developing new devices for the treatment of heart disease; president and chief executive officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral vascular stents, from 1997 to 2001; and in various positions, including as vice president of worldwide operations at Schneider, a division of Pfizer, Inc., from 1991 to 1997. Mr. Erb’s prior board experience includes service as a director of SenoRx, Inc., (a Nasdaq listed company), from December 2001 to July 2010; service as a director of CryoCath Technologies Inc., (a publicly traded Canadian company), from October 2000 to December 2008; and service as director of Vascular Solutions, Inc., (a Nasdaq listed company) from 2002 to 2019, where he also served as chairman of the Board (from 2011 to 2017) and chairman of the compensation and nominating and corporate governance committees. Mr. Erb served as a director and chief executive officer of NeuroMedic, Inc., a private company, from 2010 to 2020, when NeuroMedic was acquired by ReCor Medical, Inc. Mr. Erb currently serves as executive chairman of CorRen Medical, Inc. (formerly of CRS Teknologies, Inc.), a private company

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whose primary business is the development of diagnostic and therapeutic products to treat cardiorenal syndrome (“CorRen”); formerly served as chairman of the board of Osprey Medical, Inc., a public ASX company dedicated to improving heart imaging procedures, serves as chairman of the board for IR Medtek, a private company developing oncology products; and formerly served as a director of Miromatrix (Nasdaq: MIRO), Miromatrix, which was acquired by United Therapeutics in 2023 and as a director of Lymphatica Medtech, SA, a private Swiss medical device company focused on lymphatic disease from 2023-2024. Mr. Erb also serves as a director of AcQumenn Medical Inc., a startup device company focused on developing a diagnostic tool providing hemodynamic analytics. Mr. Erb received a B.A. in business administration, with a concentration in finance, from California State University, Fullerton.

With over 50 years of experience in the medical device industry, including 20 years of experience serving as chief executive officer of medical device companies, Mr. Erb brings to our Board valuable business, management and leadership experience, as well as a deep understanding of the challenges presented in growing a medical device company. In addition, his role on the boards of Osprey Medical, Vascular Solutions, SenoRx, Miromatrix and CryoCath Technologies has provided him with other public company board experience. Having managed significant operations of a multi-national medical device company, Mr. Erb also contributes valuable private company operational experience.

Maria Rosa Costanzo, M.D. has served as a director of the Company since September 2019.  Dr. Costanzo has served as a consultant for the Midwest Cardiovascular Institute (MCI) since retiring from MCI in June of 2024.  Dr. Costanzo resigned as the medical director, Heart Failure Research, at Advocate Heart Institute, and the medical director for Advanced Heart Failure at Edward Hospital Center in Illinois in July of 2024, positions she held since 2002. From 1994 until 2001, Dr. Costanzo served as the medical director of the Heart Failure/Cardiac Transplant Program at Rush University Medical Center and was the John H. and Margaret V. Krehbiel Professor of Cardiology at the Rush Medical College. From 1988 to 1994, she served as medical director of the Loyola University Chicago Heart Failure and Cardiac Transplant Program. From 1995 until 2000, Dr. Costanzo was also the editor in chief of the Journal of Heart and Lung Transplantation. In 2002, she was appointed by the Secretary of Health and Human Services to a four-year term on the National Heart, Lung and Blood Institute Advisory Council. Since 2012, Dr. Costanzo has been a member of the American Board of Internal Medicine exam writing committee for the specialty of Advanced Heart Failure and Transplant Cardiology. Dr. Costanzo currently serves on the board of directors for the Heart Failure Society of America. In addition, she is a member of several medical societies and a fellow with the American College of Cardiology, American College of Physicians, American Heart Association, and the European Society of Cardiology, and a Gold Member of the Heart Failure Association of the European Society of Cardiology. She is also a member of the Ordine Dei Medici (The Italian National Medical Professional Association). Dr. Costanzo received her medical degree with honors from Facolta’ Di Medicina e Chirurgia dell’ Universita’ di Bologna in Bologna, Italy.

Dr. Costanzo’s qualifications to serve on our Board include her years of clinical medical experience in cardiac care, in particular heart failure, including her experiences leading multi-center clinical trials and serving as a board member and fellow on international medical societies.

Archelle Georgiou, M.D. has served as a director of the Company since November 2023. Dr. Georgiou is the President of Georgiou Consulting, LLC. Since January 2008, Georgiou Consulting, LLC has offered strategic advisory services to companies committed to consumer-centered healthcare. Dr. Georgiou has held executive leadership positions in managed care, investment banking, and medical device companies. She has served as Chief Medical Officer and senior executive at UnitedHealth Group from March 1995 to December 2007. She’s served as Chief Medical Officer and Chief Health Officer at Starkey Hearing Technologies from January 2020 to December 2022, Chairman of the Board of Directors at Children’s Hospital and Clinics of Minnesota from February 2022 to February 2024 and Executive in Residence at the University of Minnesota’s Carlson School of Management since July 2014. From May 2016 through May 2019, she was a Director for Tivity Health, Inc. and served on the governance and compensation committees. Dr. Georgiou now serves as the chair of the nominating and governance committee of Children’s Hospital and Clinics of Minnesota. She has additional previous experience serving on public as well as non-profit boards. Dr. Georgiou is a published author and has over 16 years of experience as an on-air TV medical correspondent where she simplifies complex healthcare information for viewers. Dr. Georgiou received her M.D. degree from the Johns Hopkins School of Medicine and was board-certified in Internal Medicine.

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Dr. Georgiou’s qualifications to serve on our Board include her years of clinical medical experience in internal medicine and her understanding of complex medical information.

Michael McCormick has served as a director of the Company since May 2023. Mr. McCormick is a seasoned executive with over 25 years of experience in leading medical device companies and serving as a board member for several private and publicly-traded life science companies. Since 2023, Mr. McCormick has served as President and CEO of CorRen Medical, Inc. an ultrasound technology company focused on the early diagnosis of peripheral artery disease. From 2010 to 2023, Mr. McCormick served as CEO of Osprey Medical (ASX: OSP), an interventional cardiology commercial stage medical device company focused on technologies to reduce Contrast Induced Acute Kidney Injury. From 2003 to 2008, Mr. McCormick was CEO of Anulex Technologies Inc., a private company focused on developing proprietary technologies to support the healing of spinal soft tissues that was successfully sold to Boston Scientific. Prior to this, Mr. McCormick was President of Centerpulse Spine-Tech, a publicly traded full line supplier of innovative spinal technologies. Mr. McCormick was involved in the successful sale of Centerpulse Spine-Tech to Zimmer in the fall of 2003. Early in his career, Mr. McCormick worked at Boston Scientific Scimed and Baxter Health Care where he served in a variety of sales and sales management roles. Mr. McCormick is a member of the Board of Directors of Osprey Medical, Inc., is Executive Chairman of NephroCor Medical, Inc., Chairman of AcQumen Medical Inc. and an Independent Director for Formae, Inc. and previously the Chairman of OrthoCor Medical, which was sold in 2019, and a director of Cardio Renal Society of America and of Anulex Technologies, Inc. Mr. McCormick received his Bachelor of Business Administration, Business Management from The University of Texas at Austin.

Mr. McCormick’s qualifications to serve on our Board include his 25-plus years of experience in leading medical device companies and experience with publicly held companies.

David McDonald has served as a director of the Company since November 2023. Mr. McDonald is the Vice Chairman Healthcare Life Science Investment Banking at Lake Street Capital Markets. Immediately prior to joining Lake Street, Mr. McDonald worked in the oncology industry serving as a Senior Financial and Business Development Executive for SillaJen Biotherapeutics from June 2013 to December 2015, Delcath Systems from September 2009 to May 2013 and AngioDynamics from July 2008 to September 2009. In addition, Mr. McDonald has over 35 years of capital markets experience, serving the needs of emerging growth companies as a healthcare investment banker, equity research analyst, and investor with RBC Capital Markets from May 2000 to June 2005, Investment Advisors, Inc. from September 1994 to February 2000, Wessels, Arnold & Henderson (since acquired by RBC) from January 1989 to September 1994, American Express from June 1986 to December 1989 and Adams, Harkness & Hill (since acquired by Canaccord Genuity) from September 1982 to May 1986. Mr. McDonald received his BA in Economics from St. Olaf College.

Mr. McDonald’s qualifications to serve on our Board include his experience in healthcare investment banking, advising clients on hundreds of merger and acquisition and financing transactions.

Gregory D. Waller has served as a director of the Company since August 2011. Mr. Waller also serves on the board of directors of Arcadia Bioscience, Inc., a publicly traded company (and as chairman of the audit committee and a member of the compensation committee). Until April 2015, Mr. Waller was chief financial officer of Ulthera Corporation, a privately held company that sells an ultrasound device used for non-invasive brow lifts, which was sold to Merz North America in July 2014. From March 2006 to April 2011, Mr. Waller was chief financial officer of Universal Building Products, Inc., a manufacturer of concrete construction accessories. Mr. Waller served as vice president of finance, chief financial officer, and treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005, and was formerly vice president and treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller joined Ormco in December 1980 as vice president and controller and served as vice president of Kerr European Operations from July 1989 to August 1993. Mr. Waller received an M.B.A. with a concentration in accounting from California State University, Fullerton. His prior board service includes service as a director for the following companies: Alsius Corporation, a publicly traded company (chairman of the audit committee and a member of the compensation committee), from June 2007 until its acquisition by Zoll Medical Corporation in September 2009; Biolase Technology, Inc., a publicly traded company (chairman of the audit committee), from October 2009 to August 2010; Cardiogenesis Corporation, a publicly traded company (chairman of the audit committee), from April 2007 until its acquisition by Cryolife in May 2011; Clarient, Inc., a publicly traded company that was acquired by General Electric Company in December 2010 (chairman of the audit committee and a member of the compensation and corporate governance committees), from

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December 2006 to December 2010; Endologix Corporation, a publicly traded company (chairman of the audit committee and member of the nominating and governance committee), from November 2003 until its reorganization in October 2020 and SenoRx, a publicly traded company that was acquired by C.R. Bard, Inc. in July 2010 (chairman of the audit committee), from May 2006 to July 2010.

Mr. Waller’s qualifications to serve on our Board include his 48 years of financial and management experience, including his experiences as chief financial officer of Universal Building Products, Sybron Dental Specialties, and Ulthera Inc., as well as his familiarity with public company board functions from his service on the boards of other public companies.

Director Independence

Our Board believes that there should be at least a majority of independent directors on our Board. Our Board undertakes a review of director independence in accordance with Nasdaq listing rules at least once annually. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, our Board is required to make a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making these determinations, our Board reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities as they may relate to us and our management.  In particular, the Board considered Mr. McCormick’s role as President and Chief Executive Officer of CorRen Medical, Inc., which is a customer of the Company. In determining that Mr. McCormick satisfies the Nasdaq objective independence tests and that his independence was not otherwise impaired under the subjective criteria, the Board determined that the Company’s transactional relationship with CorRen Medical, Inc. would not interfere with Mr. McCormick’s exercise of independent judgment. In making this determination, the Board considered, among other things, that the two transactions between the Company and CorRen Medical, Inc., whereby the Company sold certain technology to CorRen Medical, Inc. for $36,000 in May 2023 and certain other privileges to CorRen Medical, Inc. for $3,000 in September 2024, were in the aggregate substantially below 5% of the Company’s consolidated gross revenue for each of the last three fiscal years.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Dr. Costanzo, Dr. Georgiou, Mr. McCormick, Mr. McDonald, and Mr. Waller, are independent directors under the applicable rules of Nasdaq, which consists of all of our directors except for Mr. Erb, our current interim chief executive officer and president and current Chairman of the Board, and Mr. Jaramillo, our former President and Chief Executive Officer. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under Nasdaq rules. In addition, our Board has affirmatively determined that the members of the Audit Committee and Compensation Committee qualify as independent in accordance with the additional independence rules established by the SEC and Nasdaq.

BOARD MATTERS

The Board of Directors

General

Our Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, represents and acts on behalf of our stockholders. Although our Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. Our Board provides critical oversight in our strategic planning process, as well as other functions carried out through our Board’s committees as described below.

Board Leadership Structure

Mr. Erb currently serves as chairman of the Board and interim President and Chief Executive Officer. Prior to January 2021, Mr. Erb also served as our chief executive officer and until June 2021, served in a part-time role as an employee of the Company. The Board does not have a formal policy with respect to the separation of the offices of

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Chief Executive Officer and Chair of the Board. It is the Board’s view that rather than having a formal policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether it is in the best interests of the Company and its stockholders for such offices to be separate or combined. The Board believes that separation of the positions of chief executive officer and chairman of the board reinforces the independence of the Board in its oversight of the business and affairs of the Company. However, given recent management changes, we believe having a strong Chief Executive Officer and Chair of the Board is the right decision, and it is therefore in the best interests of the Company and its stockholders at this time for such offices to be combined. We intend to conduct a Chief Executive Officer search to fill the role of President and Chief Executive Officer of the Company.

Board Involvement in Risk Oversight

It is the responsibility of management to identify, assess and manage our exposure to risks. Our Board plays an important role in overseeing management’s performance of these duties as well as the processes and systems we use to identify, prioritize, manage and monitor our critical risks. To this end, our Board receives regular reports from members of management regarding risks associated with our operations and strategic plans. These reports typically take the form of discussions incorporated into presentations made to our Board at regular and special meetings where risks are identified in the context of the matter being discussed. Additionally, at least annually, our Board reviews a report presented by management regarding the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Our Board has generally retained the primary risk oversight function and has an active role in overseeing management of our material risks. The oversight of risk is also conducted at the committee level. The Audit Committee oversees the management of financial and internal control risks as well as risks associated with litigation and related party transactions. The Compensation Committee oversees the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees the management of risks associated with the composition and independence of the Board, compliance with various regulatory and listing standards requirements and succession planning. While each committee is responsible for evaluating and overseeing the management of risks relevant to that particular committee, the full Board is regularly informed of the committees’ risk oversight activities through committee reports presented at meetings of the Board.

Insider Trading Policy

On March 20, 2025, our Board adopted an Amended and Restated Insider Trading Compliance Policy (“Insider Trading Compliance Policy), effective April 1, 2025, governing the purchase, sale, and/or other dispositions by directors, officers, employees and other specified persons. This policy is designed to create reasonable processes to prevent the Company and its directors, officers, employees and specified other persons from insider trading and any appearance of improper conduct.

Our Insider Trading Compliance Policy is designed to promote compliance with insider trading laws. Our employees (including our named executive officers) and directors are subject to the Company’s Insider Trading Compliance Policy, which applies to their transactions involving any securities of the Company. Except under limited circumstances, persons subject to the policy, their affiliates and certain members of their family may not engage in any transaction of Company securities (or assist or encourage other persons to do so) while aware of material non-public information relating to the Company. The policy also implements quarterly trading blackout periods and pre-clearance requirements, and allows for special blackout periods, for our named executive officers and other specified persons to reduce the likelihood of trading at times with significant risk of insider trading exposure.

Further, the policy includes Rule 10b5-1 trading plan guidelines to assist in compliance with the Rule 10b5-1 affirmative defense for insider trading liability, including that such plans can only be adopted or modified when the applicable person is permitted to transact in Company securities under the terms of the policy (including not being aware of any material non-public information), must include the minimum statutory cooling-off period between plan adoption and the first trade under such plan, and must comply with the prohibitions on multiple overlapping plans and limitations on single-trade plans. The adoption, modification or termination of any such plan is subject to pre-clearance requirements.

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Our Insider Trading Policy also specifically prohibits, among other things, all directors and executive officers and employees of the Company from effecting hedging or monetization transactions, such as zero-cost collars and forward sale contracts. A copy of our Inside Trading Compliance Policy is available on our website at https://ir.nuwellis.com/corporate-governance.

Meetings

Our Board and its committees meet throughout the year on a set schedule, and also hold special meetings and acts by written consent from time to time as appropriate. The non-employee directors hold regularly scheduled executive sessions to meet without management present. These executive sessions generally occur around regularly scheduled meetings of the Board.

All directors are expected to attend all meetings of our Board and of the committees on which they serve, as well as the annual meeting of stockholders. Our Board met 27 times during 2024. In 2024, each director attended at least 75% of the aggregate of all meetings of the Board and the committees of which he or she was a member. The Company invites its directors to attend the Annual Meeting. Two of our directors who were then serving on the Board of Directors attended the 2024 annual meeting of stockholders.

Board Diversity Matrix for Nuwellis, Inc. as of April 1, 2025

Total Number of Directors: 7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	4
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities		1
LGBTQ+			–
Did Not Disclose Demographic Background			–

Board Committees

Our Board has delegated various responsibilities and authority to our committees of the Board. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by our Board, which is reviewed annually by the respective committee and the Board and is available on our website, www.nuwellis.com, under the “Investors – Corporate Governance” tab. Each committee may form and delegate power and authority to subcommittees of one or more of its members for any purpose that such committee deems appropriate. The table below sets forth the current membership for the three standing committees of the Board and the number of meetings held for each in 2024.

Director	Audit	Compensation	Nominating and Corporate Governance
Maria Rosa Costanzo, M.D.			X
John L. Erb
Mike McCormick	X		Chair
Gregory D. Waller	Chair	X	X
Archelle Georgiou, M.D.		Chair
Dave McDonald	X		X
Meetings	4	3	2

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Audit Committee

The primary purpose of the Audit Committee is to act on behalf of the Board in fulfilling the Board‘s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes; the Company’s systems of internal control over financial reporting, including financial disclosure controls and procedures; audits of the Company’s consolidated financial statements; the quality and integrity of the Company’s consolidated financial statements and reports provided to the Company’s stockholders, the SEC and other persons; and the qualifications, independence and performance of the Company’s independent registered public accounting firm. To implement this purpose, the committee is charged with the following responsibilities, among others:

●	to evaluate the qualifications, performance and independence of our independent registered public accounting firm and to assess the permissibility of and pre-approve all audit and permissible audit-related and non-audit services to be provided by the independent registered public accounting firm;
●	to discuss with management and our independent registered public accounting firm any major issues as to the adequacy of our internal control over financial reporting, any actions to be taken in light of significant or material control deficiencies and the adequacy of our disclosures about changes in internal control over financial reporting;
●	to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal control over financial reporting or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
●	to review the consolidated financial statements proposed to be included in our annual report on Form 10-K and recommend to the Board whether or not such consolidated financial statements should be so included;
●	to prepare the Audit Committee Report required by SEC rules to be included in our annual proxy statement; and
●	to review the Company’s disclosures in its periodic reports on Form 10-K and Form 10-Q to be filed with the SEC and approve the filing of each such report.

Our Board has a standing Audit Committee consisting of Mike McCormick, Dave McDonald, and Greg Waller.  Our Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the committee. Our Board has further determined that Messrs. Waller and McDonald qualify as “audit committee financial experts” in accordance with SEC rules and is independent in accordance with Nasdaq listing rules. The designation of an “audit committee financial expert” does not impose upon any additional duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the committee or the Board.

Compensation Committee

The primary purpose of the Compensation Committee is to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee our compensation policies, plans and programs, and to review and determine the compensation to be paid to our executive officers. To implement this purpose, the Compensation Committee is charged with the following responsibilities, among others, and may form and delegate authority to subcommittees, as appropriate:

●	to recommend the compensation and other terms of employment of our chief executive officer to the Board for approval and to evaluate the chief executive officer’s performance in light of relevant individual and corporate performance goals and objectives;
●	to review and approve the individual and corporate performance goals and objectives of the Company’s other executive officers, and to determine and approve the compensation and other terms of employment of such executive officers, considering, among other things, the recommendations of our chief executive officer;
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●	to review the compensation paid to non-employee directors for their service on the Board and its committees and recommend any appropriate changes to the Board for approval;
●	to recommend to the Board the adoption, amendment and termination of the Company’s equity compensation plans and to administer such plans and approve grants and awards as permitted or required under such plans; and
●	to evaluate risks associated with and potential consequences of our compensation policies and practices, as applicable to all of our employees.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During fiscal 2022, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its external independent compensation consultant to conduct an assessment of executive officer compensation for fiscal 2023 and to advise on employee equity compensation. In connection with such engagement, FW Cook evaluated our executive officers’ base salaries, incentive compensation, and total compensation relative to a peer group consisting of 16 companies similar to ours based on industry, market capitalization and revenue. The Company did not retain a Compensation Consultant for fiscal 2024.

Our Compensation Committee analyzed whether the work of FW Cook did in fiscal 2022 as a compensation consultant raised any conflict of interest, taking into consideration the independence factors set forth by Nasdaq and the SEC with respect to FW Cook. Based on its analysis of these factors, our Compensation Committee determined that the work of FW Cook did in fiscal 2022 and the individual compensation advisors employed by FW Cook did not create any conflicts of interest.

Understanding the near-term need to raise capital, in 2024, the Company undertook steps to reduce its monthly cash burn rate by approximately 40%, balanced against its strategic growth initiatives. These reductions included, but were not limited to, a reduction of the salaries for members of senior management, no merit increases to the base salaries of any named executive officer or employee in 2024 for performance provided during the fiscal year ended December 31, 2023, no cash bonuses to any named executive officer or employee in 2024 for performance provided during the fiscal year ended December 31, 2023, a reduction in Board of Director and committee fees, and temporary suspension of Company 401k match. The Board authorized the restoration of the Company 401k match effective October 1, 2024, and restoration of Board and committee fees and executive salaries, effective November 1, 2024.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to review the composition and performance of the Board and its committees and to oversee all aspects of our corporate governance functions. To implement this purpose, the committee is charged with the following responsibilities, among others:

●	to identify, review and evaluate candidates to serve on the Board, to review and evaluate incumbent directors, and to recommend to the Board nominees for election to the Board;
●	to monitor the size of the Board;
●	to review, discuss and assess, on an annual basis, the performance of management and the Board, including its committees;
●	to recommend to the Board, on an annual basis, the chairmanship and membership of each committee, considering the interests, independence and experience of individual directors and the independence and experience requirements of the SEC and Nasdaq; and
●	to exercise general oversight over corporate governance policy matters of the Company, including developing, reviewing and assessing the Corporate Governance Guidelines and recommending appropriate
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changes to the Board for consideration. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of members of our Board in the context of the current make-up of the Board, the operations of the Company and the long-term interests of stockholders. The committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to our business.

In the case of an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee will generally re-nominate incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board.

If a vacancy on the Board occurs or the Board increases in size, the Nominating and Corporate Governance Committee will actively seek individuals that satisfy the committee’s criteria for membership on the Board and the committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. In 2024, the Nominating and Corporate Governance Committee did not employ a search firm or pay fees to other third parties in connection with identifying or evaluating Board nominee candidates.

The Nominating and Corporate Governance Committee will consider recommendations of director nominees by stockholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Amended and Restated Bylaws and applicable law. See “Additional Matters—Requirements for Submission of Stockholder Proposals and Nominations for 2026 Annual Meeting” for additional information. The Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. We did not receive any nominations of directors by stockholders for the 2025 annual meeting.

Corporate Governance

The Board and management are committed to responsible corporate governance to ensure that the Company is managed for the benefit of its stockholders. To that end, the Board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices and, when required, make changes to such policies and practices as are mandated by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, other SEC rules and regulations and the listing standards of Nasdaq.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which are posted on our website at https://ir.nuwellis.com/corporate-governance. These guidelines address, among other things: Board composition and selection, including Board size, director independence and Board membership criteria, as well as Board meetings, committees, access to management and use of outside advisors.

Annual Performance Evaluations

Our Corporate Governance Guidelines contemplate, and the Nominating and Corporate Governance Committee Charter requires, that the Committee annually review, discuss and assess the performance of the Board and its committees. These reviews focus on the Board and its committees as a whole, and not individual directors, unless circumstances otherwise warrant. The Board also reviews the Committee’s periodic recommendations concerning the performance and effectiveness of the Board and its committees.

Succession Planning

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee should develop and periodically review with the chief executive officer the succession plans for our executive officers and make recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions. This succession planning process is designed to assist the Board in understanding our readiness and the

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related transition risks for a crisis as well as a planned transition, and to oversee the development of strong leadership quality.

Code of Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets out basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws and confidentiality. The Code of Conduct is posted on our website at https://ir.nuwellis.com/corporate-governance. Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or Nasdaq, will be posted on our website under the “Investors – Corporate Governance” tab.

Committee Charters

See “–Board Committees” for a description of the Board’s delegation of authority and responsibilities to the three standing committees. All of the charters of our three standing committees are available on our website at https://ir.nuwellis.com/corporate-governance.

Director Compensation

Our non-employee directors receive a mix of cash and share-based compensation. The compensation mix is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and stockholders and attract new non-employee directors with outstanding qualifications. Directors who are our employees or officers do not receive any additional compensation for service on the Board.

2024 Director Compensation Table

The table below sets forth the compensation of each non-employee director from January 1, 2024 through December 31, 2024.

As a named executive officer of the Company, compensation paid to Mr. Jaramillo for the 2024 and 2023 fiscal years is fully reflected under “Named Executive Officer Compensation Tables—Summary Compensation Table for 2024 and 2023.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(3)		Total ($)
Maria Rosa Costanzo, M.D.	41,084	0	(2)	41,084
John Erb	49,300	0		49,300
Archelle Georgiou, M.D.	49,300	7,099		56,399
Michael McCormick	59,571	13,036		72,607
David McDonald	47,246	7,099		54,345
Gregory D. Waller	53,409	0		53,409
Total	299,910	27,234		327,144

(1)	The amounts reported represent the grant date fair value of the stock options. Valuation assumptions used in determining the grant date fair value are included in Note 5 to the consolidated financial statements for the year ended December 31, 2024, which are included in this Annual Report on Form 10-K. The grant date fair value per share of the stock options granted on January 2, 2024 to all directors was approximately $24.15 per share.
(2)	Dr. Costanzo elected not to receive any equity compensation for her role as a director.
(3)	As of December 31, 2024, each non-employee director had the following number of shares underlying outstanding options (both vested and unvested): Mr. Erb 67, Mr. Waller 67, Dr. Georgiou 324, Mr. McCormick 595, and Mr. McDonald 324. Dr. Costanzo does not have any outstanding options.

Our Non-Employee Director Compensation Policy, which was adopted in May 2019, (and amended in August 2021 upon the retirement of Mr. Erb, and further amended and restated in January of 2023 following FW Cook’s market assessment of non-employee director compensations across our peer group) provides for annual cash and equity compensation. Each non-employee director receives annual cash compensation of $45,000, the lead independent

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director receives an additional $10,000 per year and the Chair of the Board receives and additional $15,000 per year. Directors also receive annual cash compensation for service on committees. For the Audit Committee, the chair now receives $15,000 per year and each other member receives $7,500 per year. For the Compensation and the Nominating and Corporate Governance Committees, the chair receives $10,000 per year and each other member receives $5,000 per year. Cash compensation is paid in four quarterly installments following completion of the applicable quarter.

Under the Amended and Restated Non-Employee Director Compensation Policy, in addition to cash compensation outlined above, each director was eligible to receive an annual stock option award of the number of shares equal to 0.40% of the total common shares outstanding of the Company on December 31, 2023, granted on the date of the 2024 annual meeting of stockholders with 1/12th of the shares underlying the awards vesting monthly so that all of the underlying shares are vested on the one-year anniversary of the grant date. The Board agreed not to receive such grants in 2024.  The Board is again eligible for such awards on the date of the 2025 annual meeting.  We do not provide any perquisites to directors.

Stockholder Communication with the Board

Any stockholder wishing to communicate with a particular director, with all or certain of the non-employee or independent directors, or with the entire Board should direct the communication to Secretary, Nuwellis, Inc., 12988 Valley View Road, Eden Prairie, Minnesota 55344. In general, any communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

EXECUTIVE OFFICERS

The executive officers of the Company serve at the pleasure of the Board. The current executive officers of the Company are as follows:

Name	Age	Position
Robert Scott	45	Chief Financial Officer
Neil P. Ayotte	62	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

See “Proposal 1 – Election of Directors – Director Background and Qualifications” for biographical and other information regarding Mr. John L. Erb, the Company’s Interim President and Chief Executive Officer.

Robert B. Scott has served as Chief Financial Officer of the Company since September 2023. Immediately prior to his appointment as Chief Financial Officer of the Company, Mr. Scott served as the Company’s Senior Finance Director from June 2022 to September 2023. Mr. Scott has held various positions of increasing responsibility with the Company in finance, strategic planning and financial reporting. Mr. Scott joined the Company in 2013. Prior to joining the Company, Mr. Scott served as the Finance Director from 2011 to 2013 at Entrepreneurial Advantage, a digital marketing start-up company, and from 2006 to 2011, Mr. Scott served in various finance roles at UnitedHealth Group (NYSE:UNH). He is a graduate of the University of Minnesota, Carlson School of Management, where he earned a Bachelor of Science in Finance and Entrepreneurial Studies.

Neil P. Ayotte has served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer since June 2021. He was formerly Executive Vice President, General Counsel and Secretary for Bluestem Group, Inc. a $1.8 billion, private equity sponsored, e-commerce and mail order retailer from February 2017 to August 2020. From January 2015 to January 2017, Mr. Ayotte was Chief Legal Counsel for Medtronic’s Americas Region. During his 16-year tenure at Medtronic, Mr. Ayotte was the Chief Legal Counsel to the Integration Management Office, dedicated exclusively to leading Medtronic’s integration of its $49 billion acquisition of Covidien plc, and he also served as Medtronic’s Interim General Counsel in 2013. Mr. Ayotte holds a J.D. from the University of Minnesota Law School, an M.A. from the University of Wisconsin and a B.A. from St. Mary’s University of Minnesota.

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As described above, Mr. Ayotte served as an executive officer of Bluestem Group, Inc. and its various subsidiaries, including Bluestem Brands, Inc. which filed for bankruptcy protection in Delaware in March 2020. Bluestem Brands, Inc. emerged from bankruptcy in late August 2020.

Except as described in the preceding sentence, no other event has occurred during the past 10 years related to Mr. Ayotte or any other executive officer requiring disclosure pursuant to Item 401(f) of Regulation S-K.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for 2024 and 2023

The following table sets forth certain information for the years ended December 31, 2024 and 2023 regarding compensation of our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)(2)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Nestor Jaramillo, Jr.
President & Chief Executive Officer	2024	349,676	—	—	59,732	409,408
	2023	420,582	168,891	—	17,130	606,603
Robert B. Scott
Chief Financial Officer(4)	2024	245,000	—	20,580	4,376	269,956
	2023	243,157	38,811	—	9,442	291,410
Neil P. Ayotte
Senior Vice President, General Counsel, Secretary & Chief Compliance Officer	2024	271,420	—	25,645	9,922	306,987
	2023	326,457	63,945	—	16,083	406,485

(1)	Reflects a stock option granted under the Company’s New Hire Equity Incentive Plan or 2021 Inducement Plan, as applicable.
(2)	Amounts reported reflect the aggregate grant fair value of option awards, calculated in accordance with FASB Topic 718, excluding the impact of potential forfeitures. The fair value of each stock option is estimated at the grant date using the Black-Scholes option pricing model. The fair value of stock options under the Black-Scholes option pricing model requires management to make assumptions regarding projected employee stock option exercise behaviors, risk-free interest rates, volatility of the Company’s stock price and expected dividends, if any.
(3)	For each named executive officer, amounts include employer matching contributions made on the officer’s behalf to the Company’s 401(k) Plan, contributions to the officer’s health savings account and Company payments for life insurance premiums. The amount reported in the “All Other Compensation” column for Mr. Jaramillo for the year ended December 31, 2024 includes $47,723, which is the portion of his cash bonus earned as of December 31, 2024 and paid as part of his separation benefits under his Separation and Release Agreement.
(4)	Mr. Scott was promoted to Chief Financial Officer of the Company effective September 2, 2023.

Understanding the near-term need to raise capital, in 2024, the Company undertook steps to reduce its monthly cash burn rate by approximately 40%, balanced against its strategic growth initiatives. These reductions included, but were not limited to, a reduction of the salaries for members of senior management, no merit increases to the base salaries of any named executive officer or employee in 2024 for performance provided during the fiscal year ended December 31, 2023, no cash bonuses to any named executive officer or employee in 2024 for performance provided during the fiscal year ended December 31, 2023, a reduction in Board of Director and committee fees, and temporary suspension of Company 401k match. The Board authorized the restoration of the Company 401k match effective October 1, 2024, and restoration of Board and committee fees and executive salaries to their original levels, effective November 1, 2024.

Narrative Discussion of Summary Compensation Table for 2024

Employment Agreements and Other Arrangements. Mr. Jaramillo had a written employment agreement until his retirement from the Company on February 23, 2025. We signed offer letters with Mr. Scott and Mr. Ayotte upon their respective commencement of employment with us. All of the named executive officers have change in control agreements, which entitle them to payments from the Company upon the happening of specified termination events. See “— Potential Payments Upon Termination or Change in Control” for descriptions of these agreements.

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Employment Agreement – Mr. Jaramillo

On January 16, 2021, we entered into an executive employment agreement with Mr. Jaramillo regarding his employment as our Chief Executive Officer and President. The employment agreement replaced the offer letter with Mr. Jaramillo dated April 12, 2019. Mr. Jaramillo retired from the Company on February 23, 2025.

The employment agreement had an initial term (the “Initial Term”) of 12 months beginning on January 16, 2021 and automatically renews for an additional 12-month period at the end of the Initial Term and each anniversary thereafter, provided that at least 90 days prior to the expiration of the Initial Term or any renewal term the Board does not notify Mr. Jaramillo of its intention not to renew the employment period.

The agreement entitles Mr. Jaramillo to, among other benefits, the following compensation:

●	An annual base salary initially set at $385,000, to be reviewed at least annually;
●	An opportunity for Mr. Jaramillo to receive an annual performance bonus in an amount of up to fifty-five percent (55%) of Mr. Jaramillo’s annual base salary for such fiscal year based upon achievement of certain performance goals to be established by the Board;
●	An opportunity to receive equity awards as determined by the Compensation Committee of the Board based on Mr. Jaramillo’s performance;
●	Prior to January 31, 2023, an opportunity to receive a stock option to purchase a number of shares of the Company’s common stock equal to 2.4% of the outstanding shares of common stock and preferred stock calculated on an as-converted basis to shares of the Company’s common stock basis, following approval of the Board. In connection therewith, in May 2021, Mr. Jaramillo was awarded a stock option to acquire 45 shares of the Company’s common stock at an exercise price of $12,705 per share;
●	Participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally or to other senior executive officers of the Company;
●	Prompt reimbursement for all reasonable expenses incurred by Mr. Jaramillo in accordance with the plans, practices, policies and programs of the Company; and
●	Twenty-two (22) days paid time off (PTO), to accrue and to be used in accordance with the Company’s policies and practices in effect from time to time, as well as all recognized Company holidays.

In connection with the equity grant contemplated by the agreement, Mr. Jaramillo received an option to purchase 3 shares of our common stock at an exercise price of $32,550 per share effective January 22, 2021.

The agreement also includes a “claw-back” provision providing for the recoupment of unearned incentive compensation if the Board, or an appropriate committee thereof, determines that Mr. Jaramillo engaged in any fraud, negligence, or intentional misconduct that caused or significantly contributed to the Company having to restate all or a portion of its financial statements, or if we are required to seek reimbursement by applicable laws or regulations, the Board or committee may require reimbursement of any bonus or incentive compensation paid to Mr. Jaramillo.

Upon termination of Mr. Jaramillo’s employment, Mr. Jaramillo may be entitled to certain payments and benefits, depending on the reason for his termination. In the event Mr. Jaramillo resigns his employment without good reason, the Company terminates Mr. Jaramillo’s employment for cause, or Mr. Jaramillo’s employment terminates as a result of his death or disability, Mr. Jaramillo is entitled to receive the Unconditional Entitlements, but not the Conditional Benefits (each as defined below). In the event Mr. Jaramillo resigns with good reason or the Company terminates Mr. Jaramillo’s employment for a reason other than cause, Mr. Jaramillo is entitled to receive the Unconditional Entitlements, as well as the Conditional Benefits, provided that Mr. Jaramillo signs and delivers to the Company, and does not revoke, a general release of claims in favor of the Company and certain related parties.

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The “Unconditional Entitlements” include the following: (i) any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends; (ii) in the event Mr. Jaramillo’s employment terminates after the end of a fiscal year but before payment of the annual bonus payable for his services rendered in that fiscal year, the annual bonus that would have been payable to Mr. Jaramillo for such completed fiscal year, provided that such termination is not due to the Company’s termination of Mr. Jaramillo for cause or Mr. Jaramillo’s resignation without good reason; and (iii) certain other benefits contemplated by the agreement.

The “Conditional Benefits” include the following: (i) a lump sum amount equal to Mr. Jaramillo’s annual base salary as of the termination date; (ii) continued medical coverage for 12 months following the termination date; (iii) continued vesting of equity awards for 12 months following the termination date; and (iv) a pro-rata annual bonus for the year in which the termination date occurs, determined on the basis of an assumed full-year target bonus and the number of days in the applicable fiscal year occurring on or before the termination date.

In connection with Mr. Jaramillo’s retirement, the Company entered into a Separation and Release Agreement with Mr. Jaramillo on February 23, 2025. Pursuant to the terms of the Separation Agreement, Mr. Jaramillo will receive certain benefits in connection with his retirement. The Company has agreed: (i) to pay Mr. Jaramillo his base salary for six months following the date of retirement, subject to all required withholding, (ii) to make a one-time, lump sum payment in the amount of $47,723.42 with respect to a 2024 bonus, (iii) to pay the premiums for Mr. Jaramillo to continue his health care benefits under the federal law known as COBRA through August 31, 2025, provided that (a) he timely and properly elects continued health coverage under COBRA, and (b) he remains eligible for COBRA benefits and does not qualify for health care coverage from another employer during such period, and (iv) that Mr. Jaramillo’s outstanding stock options that would have vested during the six-month period following the date of his retirement if Mr. Jaramillo had remained employed during such period shall be accelerated and vest as of the date of his retirement.

Offer Letter – Mr. Scott

On August 17, 2023, we entered into an offer letter with Mr. Scott regarding his employment as our Chief Financial Officer effective September 2, 2023. Mr. Scott was offered an annualized salary of $280,000, paid in monthly installments in accordance with the Company’s payroll procedures. Mr. Scott was also made eligible for a bonus of up to 40% of his base salary. Mr. Scott was also made eligible to participate in the employee stock option program and benefit programs generally made available to employees.

Offer Letter – Mr. Ayotte

On May 21, 2021, we entered into an offer letter with Mr. Ayotte regarding his employment as our SVP, General Counsel and Chief Compliance Officer, effective as of June 7, 2021. Mr. Ayotte was offered an annualized salary of $300,000, paid in monthly installments in accordance with the Company’s payroll procedures. Mr. Ayotte was also made eligible for a bonus of up to 45% of his base salary and was made eligible to participate in the employee stock option program and benefit programs generally made available to employees.

Base Salaries. The initial annual base salaries of our executive officers are negotiated in connection with their hiring. The Compensation Committee reviews the base salaries of the executive officers on an annual basis and generally grants salary increases following such reviews.

Understanding the near-term need to raise capital, in 2024, the Company undertook steps to reduce our monthly cash burn rate by approximately 40%, balanced against its strategic growth initiatives, which will provide more flexibility in anticipation of tougher capital market conditions for microcap companies like Nuwellis. These reductions included, but were not limited to, a reduction of the salaries for members of senior management, no merit increases to the base salaries of any named executive officer or employee in 2024 for performance provided during the fiscal year ended December 31, 2023, no cash bonuses to any named executive officer or employee in 2024 for performance provided during the fiscal year ended December 31, 2023, a reduction in Board of Director and committee fees, temporary suspension of company 401k match, travel reductions, and reductions to select professional services. The Board authorized the restoration of the Company 401k match effective October 1, 2024, and restoration of Board and committee fees and executive salaries, effective November 1, 2024.

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Equity Compensation. The Compensation Committee is responsible for granting equity-based incentive awards to our executive officers. The Compensation Committee has not established policies and practices regarding timing of equity awards in relation to the release of material nonpublic information and does not time the public release of such information based on equity award grant dates nor for the purpose of affecting the value of executive compensation. The Compensation Committee does not consider material nonpublic information in setting terms of equity awards, such as grant size or vesting conditions. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. No equity-based incentive awards were granted to the executive officers in 2024.

Non-equity Incentive Plan Compensation. In 2024, the target bonus as a percentage of annual base salary for Mr. Jaramillo was 65%, for Mr. Scott the target bonus was 40%, and for Mr. Ayotte it was 45%. The earned bonus was based on the achievement of corporate performance objectives established and weighted by the Compensation Committee, in consultation with our chief executive officer, and primarily related to our annual revenue, the number of clinical sites active under the REVERSE-HF clinical trial and selected product development milestones related to the Company’s dedicated pediatric dialysis device, which is under development. The Compensation Committee assessed our achievement of the corporate objectives at 2023 year-end, however, no payout was authorized for any named executive officer or any other employee in light of the Company’s liquidity.

The following table sets forth target and earned non-equity incentive plan compensation for 2023 and 2024.

Name	2023 Target % of Base Salary	$	Earned $	2024 Target % of Base Salary	$	Earned $
Nestor Jaramillo, Jr.	65	273,378	0	65	273,378	0
Robert B. Scott	40	74,743	0	40	36,960	20,580
Neil P. Ayotte	45	146,906	0	45	146,906	25,645

Outstanding Equity Awards at Fiscal Year-End 2024

The following table sets forth certain information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2024. There were no stock awards issued in 2024.

Option Awards(1)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Nestor Jaramillo, Jr.	1/22/2021	3	—	32,550.00	1/22/2031
	5/19/2021	40	5	12,705.00	5/19/2031
	3/3/2022	19	9	3,290.00	3/3/2032
	3/3/2023	284	367	270.20	3/3/2033
Robert B. Scott	5/18/2021	1	—	12,565.35	5/18/2031
	3/3/2022	1	—	3,290.00	3/3/2032
	3/3/2023	14	18	270.20	3/3/2033
	9/2/2023	166	366	62.65	9/2/2033
Neil P. Ayotte	6/22/2021	10	1	13,930.00	6/22/2031
	3/3/2022	5	2	3,290.00	3/3/2032
	3/3/2023	108	138	270.20	3/3/2033

(1)	The underlying shares vest as follows: 25% of the shares vest on the one-year anniversary of the grant date; the remaining shares vest in 36 equal consecutive monthly installments thereafter, so that all of the shares will be vested on the four-year anniversary of the grant date.

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Potential Payments Upon Termination or Change in Control

Equity Compensation Plans

Equity awards have been issued to the named executive officers under the 2017 Plan, 2011 Plan, the New Hire Plan, and the Nuwellis, Inc. 2021 Inducement Plan (the “2021 Inducement Plan”). A termination or change in control may affect the vesting and/or exercisability of awards issued under the equity compensation plans, as further discussed below.

●	Stock Options. Generally, if a participant’s continuous service terminates:
o	other than for cause or upon the participant’s death or disability, the participant may exercise his or her option (to the extent the option was vested as of the date of termination) within such period of time ending on the earlier of (i) the date three months following the termination or (ii) the expiration of the term of the option. If the option is not exercised within such period, it will terminate.
o	upon the participant’s disability, the participant may exercise his or her option (to the extent the option was vested as of the date of termination) within such period of time ending on the earlier of (i) the date 12 months following the termination or (ii) the expiration of the term of the option. If the option is not exercised within such period, it will terminate as a result of the participant’s death, or if the participant dies within the period during which the option may be exercised after the termination of the participant’s continuous service for a reason other than death, the option may be exercised (to the extent the option was vested as of the date of death) by the participant’s estate within the period ending on the earlier of (i) the date 18 months following the date of death or (ii) the expiration of the term of the option. If the option is not exercised within such period, it will terminate.
o	for cause, the option will terminate upon the date of termination, and the participant will be prohibited from exercising his or her option from and after such time.

Acceleration of Vesting. Under the 2017 Plan, the New Hire Plan and the 2021 Inducement Plan, the Board or the Compensation Committee may accelerate the exercisability or vesting of an award at any time, including immediately prior to a participant’s termination or change of control.

Change in Control Agreements

We have entered into change in control agreements with the named executive officers that require us to provide compensation to the officer in the event of a change in control. Each agreement has a term that runs from its effective date through the later of: (i) the five-year anniversary of the effective date, subject to automatic extension for successive two-year periods until notice of non-renewal is given by either party at least 60 days prior to the end of the then-effective term; or (ii) if a change in control occurs on or prior to the end of the then-effective term, then the one-year anniversary of the effective date of such change in control. The change in control agreement with Mr. Jaramillo terminated upon his retirement, so we no longer have obligations to Mr. Jaramillo pursuant to the terms of his change in control agreement.

The change in control agreements provide that, if: (x) a change in control occurs during the term of the officer’s agreement; and (y) the officer’s employment terminates anytime during the one-year period after the effective date of the change in control; and (z) such termination is involuntary at the Company’s initiative without cause or is due to the officer’s voluntary resignation for good reason, then the Company will: (i) pay in a lump sum the officer’s salary for 12 months and any other earned but unpaid compensation; (ii) pay in a lump sum an amount equal to the incentive bonus payment received by the officer for the fiscal year immediately preceding the fiscal year in which the termination occurs; and (iii) provide healthcare benefits to the officer and the officer’s family until the earlier of (A) the date 12 months after the officer’s termination and (B) the date the officer is, and/or the officer’s covered dependents are, eligible to receive group medical and/or dental insurance coverage by a subsequent employer.

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We are also obligated to make the foregoing payments and to provide the foregoing healthcare benefits in the event (i) the officer’s employment terminates (A) due to a voluntary resignation for good reason or (B) due to an involuntary termination by the Company without cause, and (ii) a change in control occurs within 90 days after the termination date and during the term of the agreement.

In addition to the payments described above, each change in control agreement provides that if a change in control occurs while the officer is actively employed by the Company and during the term of the agreement, such change in control will cause the immediate acceleration of the vesting of 100% of any unvested portion of any stock option awards held by the officer on the effective date of such change in control.

We are not obligated to make the payments described above unless: (i) the officer signs a full release of any and all claims in favor of the Company; (ii) all applicable consideration periods and rescission periods have expired; and (iii) as of the dates we provide any payments to the named executive officer, the officer is in strict compliance with the terms of the applicable change in control agreement and any proprietary information agreement the officer has entered into with the Company.

Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain financial performance measures of the Company as required by SEC rules.

2024 Pay Versus Performance Table

Year	Summary compensation table total for PEO ($)(1)	Compensation actually paid to PEO ($)(2)	Average summary compensation table total for non-PEO named executive officers ($)(3)	Average compensation actually paid to non-PEO named executive officers ($)(4)	Value of initial fixed $100 investment based on Total shareholder return ($)(5)	Net loss ($)(6)
2024	409,408	387,861	288,472	271,930	$0.03	11,165,000
2023	606,603	423,659	446,458	351,185	$0.47	20,209,000
2022	714,714	408,123	394,469	353,204	$0.40	14,525,000

(1)	Reflects the amount reported in the “Total” column of the Summary Compensation Table for Mr. Jaramillo for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2024 and 2023” and “Named Executive Officer Compensation Tables - Summary Compensation Table for 2023 and 2022” and in our 2024 Definitive Proxy Statement filed with the SEC on May 17, 2024.
(2)	The amounts reported in this column represent CAP for Mr. Jaramillo for each corresponding year computed as required by Item 402(v) of Regulation S-K. The reported amounts do not reflect the actual compensation earned by or paid to Mr. Jaramillo during any applicable year. To determine CAP, the adjustments below were made to Mr. Jaramillo’s total compensation.
Year	Reported Summary Compensation Table Total for PEO ($)	Less	Reported Value of Equity Awards ($)(a)	Plus	Equity Award Adjustments ($)(b)	Equals	CAP for PEO ($)
2024	409,408	—	—	+	(21,547)	=	387,861
2023	606,603	—	168,891	+	(14,053)	=	423,659
2022	714,714	—	86,238	+	(220,353)	=	408,123

(a)	Amounts reflect the grant date fair value of equity awards as reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments were calculated in accordance with Item 402(v) of Regulation S-K and include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted in the applicable year and vest in the same year, the fair value as of the vesting date;(iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year;
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and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for Mr. Jaramillo are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	—	(9,977)	0	(1,254)	(10,316)	0	(21,547)
2023	9,813	(9,665)	0	(4,270)	(9,931)	0	(14,053)
2022	9,190	(91,520)	0	(38,338)	(99,685)	0	(220,353)

(3)	Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Mr. Jaramillo) for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2024 and 2023” and “Named Executive Officer Compensation Tables - Summary Compensation Table for 2023 and 2022” and in our 2024 Definitive Proxy Statement filed with the SEC on May 17, 2024. The names of each of the other NEOs (excluding Mr. Jaramillo) included for purposes of calculating the average amounts in each applicable year are Mr. Ayotte, Ms. Blake and Mr. George Montague for 2022, Mr. Ayotte, Ms. Blake, and Mr. Scott for 2023 and Mr. Ayotte and Mr. Scott for 2024. Since Ms. Blake and Mr. Montague and Ms. Blake and Mr. Scott served as Chief Financial Officer for a portion of 2022 and 2023, respectively, these non-PEO NEOs have been treated as each as full-time individuals for purposes of calculating the average summary compensation table total in that year.
(4)	Amounts reported reflect CAP for the other NEOs as a group (excluding Mr. Jaramillo), as computed in accordance with Item 402(v) of Regulation S- K, for each corresponding year, which amounts reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Mr. Jaramillo) during the applicable year. The adjustments below were made to the average total compensation for the NEOs as a group (excluding Mr. Jaramillo) for each year to determine the CAP for such year. Since both Ms. Blake and Mr. Scott served as Chief Financial Officer for a portion of 2023, these two non-PEO NEOs have been treated as one full-time equivalent individual for purposes of calculating the average compensation actually paid to non-PEO NEOs in that year.
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less	Average Reported Value of Equity Awards ($)	Plus	Average Equity Award Adjustments ($)(a)	Equals	Average CAP for Non-PEO NEOs ($)
2024	288,472	—	—	+	(16,542)	=	271,930
2023	297,639	—	97,176	+	1,903	=	202,366
2022	262,979	—	11,217	+	(30,048)	=	221,714

(a)	See note (b) to footnote (2) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments for the other NEOs as a group (excluding Mr. Jaramillo) are as follows:

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Year	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2024	—	(6,517)	0	(3,255)	(6,770)	0	(16,542)
2023	6,481	(1,452)	0	(1,633)	(1,493)	0	1,903
2022	1,195	(12,483)	0	(5,242)	(13,518)	0	(30,048)

(5)	The amounts reported in this column represent the Company’s cumulative TSR, which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	The amounts reported in this column represent net income reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

The Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table, including Compensation Actually Paid (CAP), as required by Item 402(v) of Regulation S-K. The Compensation Committee does not use TSR or net income in its compensation programs. However, we do utilize several other performance measures to align executive compensation with our performance, see “Named Executive Officer Compensation.” Part of the compensation our non-PEO NEOs are eligible to receive consists of annual discretionary bonuses equal to 25% of the total bonus opportunity per non-PEO NEO that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement toward these goals, subject to certain criteria. The PEO’s bonus opportunity for each of 2024 and 2023 was based solely on the achievement of corporate objectives.

●	For 2024, the compensation actually paid for the PEO and the non-PEO NEOs as a percentage of net loss was approximately 3.5% and 2.4%, respectively.
●	For 2023, the compensation actually paid for the PEO and the non-PEO NEOs as a percentage of net loss was approximately 2.1% and 1.7%, respectively.
●	For 2022, the compensation actually paid for the PEO and the non-PEO NEOs as a percentage of net loss was approximately 2.8% and 2.7%, respectively.
●	Compensation actually paid to the PEO decreased by $35,798, or approximately 8.5%, in 2024.
●	Average compensation actually paid to the remaining non-PEO NEOs decreased by $79,255, or approximately 22.6%, in 2024.
●	TSR increased from $5.42 in 2023 to $5.46 in 2024, or approximately 0.8%.
●	TSR decreased from $9.40 in 2022 to $5.42 in 2023, or approximately 42.4%.
●	Net Loss decreased approximately 44.8% from 2023 to 2024.
●	Net Loss increased approximately 39.1% from 2022 to 2023.
●	Net Sales Growth was 3.8% in 2023 and (1.4)% in 2024.
●	Net Sales Growth was 7.9% in 2022 and 3.8% in 2023.
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The changes in compensation actually paid to our PEO during such periods as described in the pay versus performance table were largely driven by the fact that no option awards were issued in 2024 versus 2023. The changes in average compensation actually paid to our non-PEO NEOs reflect the fact that no option awards were issued in 2024 versus 2023.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of March 25, 2025 by (i) each of the directors, nominees, and named executive officers, (ii) all of the directors and executive officers as a group, and (iii) to our knowledge, beneficial owners of more than 5% of our common stock. As of March 25, 2025, there were 4,373,968 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Number of Shares	Right to Acquire(1)		Total	Percent of Class(2)
John L. Erb	—	69,028	(3)	69,028	1.6%
Michael McCormick	—	595		595	*
Maria Rosa Costanzo, M.D.	—	—		—	—
Archelle Georgiou, M.D.	—	324		324	*
Gregory D. Waller	—	67	(4)	67	*
David McDonald	—	324		324	*
Robert B. Scott	—	241	(5)	241	*
Nestor Jaramillo, Jr.	117	464	(6)	581	*
Neil P. Ayotte	—	149	(7)	149	*
All current directors and executive officers as a group (8 persons)	0	70,728	(8)	70,728	1.6%

*	Less than one percent.
(1)	Except as otherwise described below, amounts reflect the number of shares that such holder could acquire through (i) the exercise of outstanding stock options, (ii) the exercise of outstanding warrants to purchase common stock, and (iii) the conversion of outstanding Series F Preferred Stock, in each case within 60 days after March 25, 2025.
(2)	Based on 4,373,968 shares outstanding as of March 25, 2025.
(3)	Consists of (i) 67 shares issuable upon the exercise of outstanding stock options, and (ii) 68,961 shares issuable upon conversion of outstanding shares of Series F Convertible Preferred Stock (assuming all 127 shares of Series F Convertible Preferred Stock held by Mr. Erb are converted at once and rounded up to the nearest whole share).
(4)	Consists of 67 shares issuable upon the exercise of outstanding stock options.
(5)	Consists of 241 shares issuable upon the exercise of outstanding stock options.
(6)	Consists of 464 shares issuable upon the exercise of outstanding stock options.
(7)	Consists of 149 shares issuable upon the exercise of outstanding stock options.
(8)	Consists of (i) 2,231 shares issuable upon the exercise of outstanding stock options, and (ii) 68,961 shares issuable upon conversion of outstanding shares of Series F Convertible Preferred Stock (assuming all shares Series F Convertible Preferred Stock are converted at once and rounded up to the nearest whole shares).

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We give careful attention to related person transactions because they may present the potential for conflicts of interest. Under SEC rules, a related person transaction is any transaction or series of transactions in which: the Company or a subsidiary is a participant; the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and a related person has a direct or indirect material interest. A “related person” is a director, executive officer, nominee for director or a more than 5% stockholder, and any immediate family member of the foregoing.

To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. We maintain a written policy for the review, approval or ratification of related person transactions, and our Audit Committee reviews all related person transactions identified by the Company. The Committee approves or ratifies only those related person transactions that are determined by it to be, under all of the circumstances, in the best interests of the Company and its stockholders.

The Company engaged in no related party transactions required to be reported under Item 404 of Regulation S-K for the fiscal years ended December 31, 2024 and 2023.

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AUDIT COMMITTEE REPORT

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal control over financial reporting, and the independent audit of our consolidated financial statements. The consolidated financial statements of the Company for the year ended December 31, 2024 were audited by Baker Tilly, the Company’s independent registered public accounting firm.

As part of its activities, the Audit Committee has:

●	reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accounting firm;
●	discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;
●	assessed the permissibility of, and pre-approved all audit, audit-related and non-audit services provided by the independent registered public accounting firm; and
●	received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Management is responsible for the Company’s system of internal controls and financial reporting processes. Baker Tilly is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the PCAOB and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. We are a “smaller reporting company” and exempt from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002. As a result, Baker Tilly does not issue a report on the Company’s internal control over financial reporting.

Based on the foregoing review and discussions and a review of the report of Baker Tilly with respect to the consolidated financial statements, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Audit Committee of the Board of Directors of Nuwellis, Inc.

Gregory D. Waller, Chairman

Dave McDonald

Mike McCormick

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AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for the Company by its independent registered public accounting firm. In accordance with this policy, the Audit Committee’s practice is to assess the permissibility of and pre-approve all audit, audit-related and non-audit services to be provided by the independent registered public accounting firm during the year. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permissible audit-related and non-audit services. Any pre-approvals granted pursuant to delegated authority must be reported to the committee at its next regular meeting. The Audit Committee’s pre-approval policy is in the Audit Committee Charter, which is available on our website at http://ir.nuwellis.com/corporate-governance.

The Audit Committee has determined that the provision of the non-audit services described in the table below was compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

Independent Registered Public Accounting Firm Fees

Baker Tilly served as our independent registered public accounting firm for the years ended December 31, 2024 and December 31, 2023. The following table sets forth the fees we incurred for audit and other services provided by Baker Tilly in 2024 and 2023. 100% of such services described below were pre-approved in conformity with the Audit Committee’s pre-approval policies and procedures described above.

	2024	2023
Audit Fees(1)	$715,550	$657,525
Tax Fees(2)	34,058	32,800
Total	$749,608	$690,325

(1)	Audit fees in 2024 and 2023 consisted of fees relating to the audit of the Company’s annual consolidated financial statements included in our Annual Report on Form 10-K and the review of interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and fees for consents and comfort letters.
(2)	Tax fees in 2024 and 2023 consisted of fees for tax compliance, and tax planning services. Such fees primarily related to federal and state tax compliance and planning.
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PROPOSAL 2 - TO APPROVE AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-5 to 1-FOR-70, TO BE DETERMINED AT THE DISCRETION OF OUR BOARD OF DIRECTORS, WHEREBY EACH OUTSTANDING 5 TO 70 COMMON SHARES WOULD BE COMBINED, CONVERTED AND CHANGED INTO 1 SHARE OF OUR COMMON STOCK, TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS, WHICH SUCH APPROVAL GRANTED TO THE BOARD OF DIRECTORS SHALL BE EFFECTUATED, IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AT ALL, WITHIN TWELVE MONTHS AFTER THE DATE THAT THE COMPANY’S STOCKHOLDERS APPROVE THIS PROPOSAL.

The Company’s Fourth Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) currently authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001 per share. On March 25, 2025, the Company had 4,373,968 shares of common stock issued and outstanding. Additionally, there were 69,033 shares issuable upon the conversion of outstanding preferred stock, 3,385 shares of common stock issuable under the Company’s equity incentive plans and 5,325,058 shares of common stock reserved pursuant to currently exercisable outstanding warrants.

The Board has unanimously approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s common stock any time prior to the first anniversary of its approval by the stockholders at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of the Board, whereby each outstanding 5 to 70 common shares would be combined, converted and changed into 1 share of the Company’s common stock. A copy of the certificate of amendment for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) to the Certificate of Incorporation is attached hereto as Appendix A.

If the Reverse Stock Split Certificate of Amendment is approved by the holders of a majority of the votes cast at the annual meeting for Proposal 2, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.

The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

The Board has unanimously recommended that the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval.

Reasons for the Reverse Stock Split

Our common stock is listed on the Nasdaq Capital Market under the symbol “NUWE”.  In order to maintain that listing, we must satisfy minimum financial and other requirements including, without limitation, the minimum stockholders’ equity requirement and the minimum bid price requirement.  There can be no assurances that we will be successful in maintaining, or if we fall out of compliance, in regaining compliance with the continued listing requirements and maintaining the listing of our common stock on the NASDAQ Capital Market.

We continue to actively monitor our performance with respect to the Nasdaq listing standards and will consider available options to resolve any deficiency and maintain compliance with the Nasdaq rules.  There can be no assurance that we will be able to maintain compliance or, if we fall out of compliance, regain compliance with any deficiency, or if we implement an option that regains our compliance, maintain compliance thereafter.

While the Company currently remains compliant with the Minimum Bid Price Requirement, the Board is asking the stockholders to grant it the authority, at its discretion, to effect a reverse stock split, if one becomes needed within the next twelve months of this proposed stockholder approval, which the Board believes is an effective way to

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increase the minimum bid price of our common stock proportionately and put us in a position to regain and maintain compliance with Nasdaq Listing Rule 5550(a)(2), if necessary.

The Board believes that maintaining the listing of the Company’s common stock on Nasdaq is in the best interests of the Company and its stockholders. The Board believes that the delisting of the Company’s common stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s common stock, among other things. See “—Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.

Determination of the Reverse Stock Split Ratio

In determining the ratio to be used, the Board will consider various factors, including but not limited to, (i) the potential impact and anticipated benefits to the Company and its stockholders, (ii) market conditions and existing and expected market prices of the Company’s common stock at such time, (iii) the number of shares that will be outstanding after the reverse stock split, (iv) the stockholders’ equity at such time, and (v) the trading volume of the Company’s common stock at such time. Our Board only intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on Nasdaq and to ensure that a sufficient number of shares of our common stock are authorized to satisfy the Company’s obligations.

Impact of the Reverse Stock Split, if Implemented

If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s common stock, and each stockholder will own a reduced number of shares of the Company’s common stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.

Based on the Company’s capitalization as of March 25, 2025, the principal effect of the reverse stock split (at a ratio between 1-for-5 and 1-for-70), not taking into account the treatment of fractional shares described under “— Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares” below, would be that:

●	the number of shares of the Company’s authorized common stock would remain unchanged at 100,000,000 shares;
●	the number of shares of the Company’s common stock issued and outstanding would be reduced from 4,373,968 shares to approximately 874,793 shares and 62,485 shares;
●	the 40,000,000 shares of the Company’s authorized preferred stock, 30,000 of which are designated as Series A Junior Participating Preferred Stock, 18,000 of which are designated as Series F Convertible Preferred Stock and 600,000 of which are designated as Series J Convertible Redeemable Preferred Stock, which would remain unchanged;
●	the number of shares of the Company’s Series F Convertible Preferred Stock issued and outstanding would remain unchanged, although the conversion price of the 127 outstanding shares of Series F Convertible Preferred Stock would increase and the number of shares of common stock issuable upon conversion of such preferred stock would decrease in proportion to the reverse stock split from 68,961 shares to between approximately 13,843 shares and 1,016 shares, subject to future adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock;
●	the number of shares of the Company’s Series J Convertible Redeemable Preferred Stock issued and outstanding would remain unchanged, although the conversion price of the 110 outstanding shares of Series J Convertible Redeemable Preferred Stock would increase and the number of shares of common stock issuable upon conversion of such preferred stock would decrease in proportion to the reverse stock split from 78 shares to between approximately 545 shares and 39 shares, subject to future adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Redeemable Preferred Stock;
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●	the number of shares of the Company’s common stock issuable upon the exercise or vesting of outstanding warrants would be reduced from 5,325,058 to between approximately 1,065,011 shares and 76,072 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);
●	the number of shares of the Company’s common stock issuable upon the exercise of outstanding stock options and restricted stock units would be reduced from 3,385 to between approximately 677 shares and 48 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);
●	the aggregate number of shares of the Company’s common stock reserved for issuance, in connection with future awards under the Company’s equity incentive plans would be reduced from 1,659,320 to between approximately 331,864 shares and 23,704 shares, if Proposal 2 is approved, the limit in the 2017 Plan on the number of shares of common stock that could be issued upon exercise of incentive stock options would not, however, be adjusted; and
●	the number of shares of the Company’s common stock that are authorized, but unissued and unreserved, would increase from 94,602,518 to between approximately 98,919,924 shares and 99,922,196 shares; and the par value of the Company’s common stock and preferred stock would remain unchanged at $0.0001 per share, and, as a result, the stated capital attributable to common stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s common stock would be restated because there would be fewer shares of common stock outstanding.

The following table contains approximate information relating to our common stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of March 25, 2025. All share numbers are rounded down to the nearest whole share.

	Pre-Reverse Split	1-for-5	1-for-10	1-for-20	1-for-30	1-for-40
Number of authorized shares of common stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Number of outstanding shares of common stock	4,373,968	874,793	437,396	218,698	145,798	109,349
Number of authorized shares of preferred stock	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000
Number of shares of common stock issuable upon exercise of outstanding stock options, restricted stock units and warrants	5,328,443	1,065,688	532,844	266,422	177,614	133,211
Number of shares of common stock issuable upon conversion of outstanding shares of preferred stock(1)	69,039	14,388	7,257	3,692	2,504	1,846
Number of shares of common stock reserved for issuance in connection with future awards under the Company’s equity incentive plans(2)	1,659,320	331,864	165,932	82,966	55,310	41,483
Number of shares of common stock authorized, but unissued and unreserved(3)	94,602,518	98,919,924	99,459,899	99,729,886	99,819,882	99,864,943

(1)	The number of shares of common stock issuable upon conversion of shares of Series F Convertible Preferred Stock will change as a result of adjustments to the conversion price of such shares pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock and the Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Preferred Stock. Specifically, if, at any time while shares of such series are outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock or its equivalents entitling any
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person to acquire shares of common stock at an effective price per share that is lower than the then price of conversion (other than in connection with certain exempt issuances as set forth in the certificate of designation for such series), then the price of conversion shall be reduced to such lower price.

(2)	The shares reserved for future issuance under the Company’s 2017 Plan Equity Incentive Plan are subject to increase on January 1st of each year due to the “evergreen” provisions in such plans.
(3)	The number of authorized, but unissued and unreserved shares of common stock will increase or decrease in connection with any adjustments to the conversion price of the Company’s outstanding Series F Convertible Preferred Stock.

See also “—Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” and “—Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.

Anti-Takeover and Dilutive Effects

The number of authorized shares of our common stock and preferred stock will not be reduced as a result of the reverse stock split. The common stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Board would continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Reverse Stock Split Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt.

Except for the Company’s obligation to issue common stock upon the exercise of outstanding options and warrants or the conversion of our outstanding shares of preferred stock, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the reverse stock split at this time, and we have not allocated any specific portion of the authorized number of shares to any particular purpose.

Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting

A reverse stock split may negatively impact the market for our common stock.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 5 to 70 shares of common stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of common stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 5 to 70 shares of common stock, depending on the final ratio, prior to the reverse stock split will own less than one share of common stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “—Procedure for Effecting the Reverse Stock Split- Treatment of Fractional Shares”.

Furthermore, there can also be no assurance that the minimum bid price per share of our common stock would remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.

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Nasdaq may delist our common stock from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

On December 7, 2023, we received a notice from Nasdaq (the “Notice”) informing us that because the closing bid price for our Common Stock was below $1.00 for 30 consecutive trading days, we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we were granted a period of 180 calendar days from December 7, 2023, or until June 4, 2024, to regain compliance with the Minimum Bid Price Requirement.  Subsequently, on May 23, 2024, we received a letter from the Listing Qualifications Staff (the “Staff”) informing the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq, under Listing Rule 5550(b)(1) (the “Stockholder’s Equity Requirement”), because the Company’s stockholders’ equity of $885,000, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, was below the required minimum of $2.5 million, and because, as of May 23, 2024, the Company did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

As a result, on June 5, 2024, we received a letter from Nasdaq indicating the Company’s continued non-compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Letter”). The Letter further informed the Company that the Common Stock would be delisted from Nasdaq unless the Company appeals the Staff's delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company's requested a hearing to request additional time to meet the Stockholder Equity Requirement which stayed any further delisting action by the Staff pending the ultimate outcome of the hearing. The Common Stock will remain listed and eligible for trading on Nasdaq at least pending the ultimate conclusion of the hearing process.

On June 27, 2024, we effected a 1-for-35 reverse stock split of our outstanding Common Stock. Additionally, in 2020, the SEC approved a Nasdaq rule change to expedite delisting of securities of companies that have had one or more reverse stock splits with a cumulative ratio of one for 250 or more shares over the prior two-year period. Under the new rules, if a company falls out of compliance with the $1.00 minimum bid price after completing reverse stock splits over the immediately preceding two years that cumulatively result in a ratio one for 250 shares, the company will not be able to avail itself of any compliance periods and Nasdaq will instead require the issuance of a Staff delisting determination, which is appealable to a hearings panel. Our ability to remain listed on Nasdaq may be negatively impacted by this Nasdaq rule.

On July 18, 2024, the Company received a letter from the Staff informing the Company that it had regained compliance with the Minimum Bid Price Requirement, but that because it was still non-compliant with the Stockholder’s Equity Requirement the hearing would continue as scheduled as to the matter of the Stockholder’s Equity Requirement On July 23, 2024, the Company addressed the Panel and presented its plan of compliance for the Stockholder’s Equity Requirement to the Panel and on August 8, 2024, the Company was notified by Nasdaq that the Panel had granted the Company’s request for continued listing, subject to, among other things, the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, evidencing compliance with the Stockholder’s Equity Requirement. On November 12, 2024, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 evidencing compliance with the Stockholder’s Equity Requirement. On December 17, 2024 we received a letter from the Staff indicating that the Company regained compliance with the Stockholder’s Equity Requirement, as required by the Panel. The letter also indicated that pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a Mandatory Panel Monitor for a period of one year from the date of the letter. If, within that one-year monitoring period, the Staff finds the Company out of compliance with the Stockholder’s Equity Requirement, the Company will not be permitted to provide the Staff with a plan of compliance with respect to the deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period; instead, the Staff will issue a delisting letter and the Company will have the opportunity to request a new hearing, where the Company’s securities may be at that time subject to delisting.

If our common stock is delisted from Nasdaq, our ability to raise capital through public offerings of our securities and to finance our operations could be adversely affected. We also believe that delisting would likely result in

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decreased liquidity and/or increased volatility in our common stock and could harm our business and future prospects. In addition, we believe that, if our common stock is delisted, our stockholders would likely find it more difficult to obtain accurate quotations as to the price of the common stock and it may be more difficult for stockholders to buy or sell our common stock at competitive market prices, or at all.

If our common stock is delisted, our common stock would likely then trade only in the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In addition to the foregoing, if our common stock is delisted from Nasdaq and it trades on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our common stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our common stock is delisted from Nasdaq and it trades on the over-the-counter market at a price of less than $5.00 per share, our common stock would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

A reverse stock split would increase our number of authorized but unissued shares of stock, which could negatively impact an investor in our common stock.

Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of common stock or securities convertible into common stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of our common stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. We may seek additional financing in the future. Other than the foregoing, we have no existing plans to issue any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed reverse stock split or otherwise.

Procedure for Effecting the Reverse Stock Split

When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Reverse Stock Split Certificate of Amendment, which is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-

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reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

After the reverse stock split effective date, our common stock will have a new CUSIP number, which is a number used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.

Exchange of Stock Certificates

As soon as practicable after the effective date of any reverse stock split, stockholders holding certificated shares, if any, will be notified that the reverse stock split has been effected. Equiniti Trust Company, LLC, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares in certificated form will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT.

STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. Their accounts will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the reverse stock split effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Treatment of Fractional Shares

To avoid the existence of fractional shares of common stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the factional share, determined by multiplying such fraction by the closing sales price of the Company’s common stock as reported on Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the Reverse Split). The ownership of a fractional interest will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date, and where a holder has a physical certificate, a check will be mailed after the physical certificate is received. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received such cash payment.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

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Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws or their interpretation could alter the tax consequences of the reverse stock split differing substantially from the consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the reverse stock split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split. This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons (within the meaning of Code Section 7701(a)(30)) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in Code Section 1221 (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances, nor does it address tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, or other financial institutions, regulated investment companies or real estate investment trusts, personal holding companies, stockholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, traders in securities that elect to use the mark-to-market method of accounting, persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, persons who acquired our common stock in connection with employment or the performance of services, retirement plans, or certain former citizens or long-term residents of the United States, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Further, this discussion does not address any state, local, foreign or other income tax consequences, the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split, any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences, the Medicare contribution tax on net investment income, or tax consequences to holders of options, warrants or similar rights to acquire our common stock.

Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

Exchange Pursuant to Reverse Stock Split

The exchange of pre-reverse stock split shares for post-reverse stock split shares should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below in “—Cash

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in Lieu of Fractional Shares”, a U.S. Holder should not recognize gain or loss as a result of the exchange. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, should be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the exchange to shares of common stock received pursuant to the exchange. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A stockholder who receives cash in lieu of a fractional share of post-reverse stock split shares should generally recognize capital gain or loss as a result of having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the reverse stock split.

Information Reporting and Backup Withholding

Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the reverse stock split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s

U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

The Board recommends that you vote “FOR” Proposal 2.

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PROPOSAL 3 – ADVISORY APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. See “Audit Committee Report” and “Audit Committee Matters” for additional information on Baker Tilly’s services provided to us in 2024.

At the annual meeting, the stockholders are being asked to ratify the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As the Audit Committee has responsibility for the selection of our independent registered public accounting firm, your approval of Baker Tilly is not necessary. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future. Even if the stockholders ratify the selection of Baker Tilly, the Audit Committee may in its sole discretion terminate the engagement of Baker Tilly and direct the appointment of another independent auditor at any time during the year.

Representatives of Baker Tilly will attend the meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from our stockholders.

The Board recommends that you vote “FOR” the ratification of Baker Tilly as the Company’s independent registered public accounting firm for 2025.

PROPOSAL 4 – ADJOURNMENT OF ANNUAL MEETING

The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the annual meeting in the event that there is not a sufficient number of votes at the annual meeting to approve Proposal 2. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the annual meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the annual meeting.

The Board recommends that you vote “FOR” Proposal 4.

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ADDITIONAL MATTERS

 Availability of 2024 Annual Report to Stockholders

SEC rules require us to provide a copy of our 2024 annual report to stockholders who receive this proxy statement. Our 2024 annual report to stockholders includes our annual report on Form 10-K for 2024 (including certain exhibits). We will also provide copies of our 2024 annual report to stockholders, and to brokers, dealers, banks, voting trustees and their nominees for the benefit of beneficial owners. Additional copies of the 2024 annual report to stockholders (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10- K for 2024) are available to stockholders at no charge upon written request to: Secretary, Nuwellis, Inc., 12988 Valley View Road, Eden Prairie, MN 55344, or on our website, www.Nuwellis.com, under the “Investors – Financials and Filings” tab.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our 2024 annual report to stockholders and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our 2024 annual report to stockholders and proxy materials. A single set of the 2024 annual report to stockholders and proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will promptly deliver a separate copy of the 2024 annual report to stockholders and proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the 2024 annual report to stockholders and proxy materials, now or in the future, you may write our Secretary, Nuwellis, Inc., 12988 Valley View Road, Eden Prairie, MN 55344, or call (952) 345- 4200.

Any stockholders who share the same address and currently receive multiple copies of the 2024 annual report to stockholders and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Secretary at the address or telephone number listed above.

Requirements for Submission of Stockholder Proposals and Nominations for 2026 Annual Meeting

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2026 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Secretary, Nuwellis, Inc., 12988 Valley View Road, Eden Prairie, MN 55344) by December 15, 2025. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2026 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2025 annual meeting. Therefore, such notice must be received between January 20, 2026 and the close of business on February 19, 2026 to be considered timely. However, if our 2026 annual meeting occurs more than 30 days before or more than 30 days after May 20, 2026, we must receive nominations or proposals (i) not later than the close of business on the later of the 90th day prior to the date of the 2026 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2026 annual meeting, and (ii) not earlier than the 120th day prior to the 2026 annual meeting.

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The above-mentioned proposals must also be in compliance with our Bylaws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

Solicitation by Board; Expenses

Our Board is sending you this proxy statement in connection with the solicitation of proxies for use at our annual meeting. We have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $45,000 in total. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication, but they will not receive any additional compensation for these services. The expenses of any solicitation of proxies to be voted on at the Annual Meeting will be paid by the Company. We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2025

The 2025 proxy statement and annual report for the year end December 31, 2024 are available at https://web.viewproxy.com/nuwe/2025

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors,

Neil P. Ayotte Secretary

, 2025

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APPENDIX A

CERTIFICATE OF
AMENDMENT TO THE
FOURTH AMENDED AND
RESTATED CERTIFICATE OF
INCORPORATION OF
NUWELLIS, INC.

NUWELLIS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Nuwellis, Inc. and the date on which the Fourth Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was September 20, 2011 (the “Fourth Amended and Restated Certificate of Incorporation”);

SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Fourth Amended and Restated Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation;

THIRD: The Fourth Amended and Restated Certificate of Incorporation is hereby amended by deleting the Paragraph A of ARTICLE IV in its entirety and inserting the following in lieu thereof:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is One Hundred Forty Million (140,000,000) shares, each with a par value of $0.0001 per share. One Hundred Million (100,000,000) shares shall be Common Stock and Forty Million (40,000,000) shares shall be Preferred Stock. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as previously amended (the “Restated Certificate”), each [XX] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on The Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Split).”

FOURTH: Pursuant to a resolution of Board of Directors of the Corporation, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Nuwellis, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this __day of __, 202_.

NUWELLIS, INC.
By:
Name:
Its:

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PROXY

NUWELLIS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2025

The undersigned hereby appoints John L. Erb and Neil P. Ayotte, and each of them as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of Nuwellis, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Nuwellis, Inc. (the “Annual Meeting”) to be held on May 20, 2025 at 2:00 p.m. (Central Time). The Annual Meeting will be held in virtual only format. In order to attend the meeting, you must first register at https://web.viewproxy.com/nuwe/2025 before 11:59 p.m. (Eastern Time) on May 17, 2025. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote at the meeting and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be marked, dated, and signed on the other side)
▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 20, 2025.

The Proxy Statement and Annual Report are available at:

https://web.viewproxy.com/nuwe/2025

The Board of Directors recommends a vote “FOR” the following:

Proposal 1.	To elect two Class III directors named in the accompanying proxy statement, each to serve for a three-year term or until his successor has been duly elected and qualified.
NOMINEES:	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
(1) John L. Erb	☐	☐	☐
(2) Gregory D. Waller	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box for each nominee you wish to withhold.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

Please mark your votes like this ☒

The Board of Directors recommends a vote “FOR” Proposals 2, 3, and 4.

Proposal 2.	To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal.
FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 3.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2025.
FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 4.	To authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 2 described above.
FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

Date
Signature
Signature (if held jointly)

(Continued and to be marked, dated, and signed on the other side)
▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲
CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.aalvote.com/NUWE	Vote Your Proxy by Phone: Call 1-866-402-3905	Vote Your Proxy by Mail:
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)